UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 21, 2012

EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Eaton Center

Cleveland, Ohio 44114

(Address of principal executive offices)

(216) 523-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Transaction Agreement and Conditions Appendix

On May 21, 2012, Eaton Corporation, an Ohio corporation (“Eaton”), entered into a Transaction Agreement (the “Transaction Agreement”) by and among Eaton, Cooper Industries plc, a public limited company organized under the laws of Ireland (“Cooper”), Abeiron Limited, a private limited company organized under the laws of Ireland (“New Eaton”), Comdell Limited, a private limited company organized under the laws of Ireland and a wholly owned direct subsidiary of New Eaton (“Comdell”), Turlock B.V., a private company with limited liability organized under the laws of the Netherlands and a wholly owned direct subsidiary of Comdell (“Turlock B.V.”) and Turlock Corporation, a corporation incorporated in Ohio and a wholly owned direct subsidiary of Turlock B.V. (“Turlock”). Under the terms of the Transaction Agreement, (a) New Eaton will acquire Cooper (the “Acquisition”) pursuant to a scheme of arrangement under Section 201, and a capital reduction under Sections 72 and 74, of the Irish Companies Act of 1963 (the “Scheme”) and (b) Turlock will merge with and into Eaton, with Eaton as the surviving corporation in the merger (the “Merger” and, together with the Acquisition, the “Transactions”). As a result of the Transactions, both Eaton and Cooper will become wholly owned subsidiaries of New Eaton.

At the effective time of the Scheme, (a) Cooper shareholders will be entitled to receive $39.15 in cash and 0.77479 of a newly issued New Eaton ordinary share in exchange for each Cooper ordinary share held by such shareholders; and (b) Cooper equity awards will be treated in accordance with the terms of the applicable Cooper equity incentive plan as set forth in the Transaction Agreement, such that each Cooper share option and share-based award (and each dividend equivalent corresponding to such share based awards) that is outstanding (taking into account acceleration of vesting under the terms of the applicable Cooper equity incentive plan) will be cancelled and, in exchange, the holder thereof will receive in respect of each Cooper share underlying such award, either (i) the same number of New Eaton ordinary shares and cash as Cooper shareholders (less the aggregate exercise price in the case of options), or (ii) the equivalent cash value thereof, with such form of consideration determined by the applicable terms of the Cooper equity incentive plan, with all payments in respect of Cooper equity awards subject to applicable tax withholdings. Cash will be paid in lieu of any fractional shares of New Eaton. At the effective time of the Merger, (a) each share of Eaton common stock will be converted into the right to receive one New Eaton ordinary share; and (b) each Eaton share option, restricted share award and other Eaton share-based award that is outstanding will be converted into the right to receive an equity award from New Eaton, which award shall be subject to the same number of shares and the same terms and conditions as were applicable to the Eaton award in respect of which it was issued. The effectiveness of the Merger is conditioned only upon the effectiveness of the Scheme.

The conditions to the implementation of the Transaction are set forth in Part B of Appendix III to the announcement (the “Rule 2.5 Announcement”) issued by Cooper and Eaton pursuant to Rule 2.5 of the Irish Takeover Rules on May 21, 2012 (the “Conditions Appendix”). The implementation of the Transactions is conditional, among other things, upon:

•	the adoption of the Transaction Agreement by Eaton shareholders holding two thirds of the outstanding Eaton common shares;

•

the approval of the Scheme by a majority in number of the Cooper shareholders representing 75% or more in value of the Cooper ordinary shares held by such holders, present and voting either in person or by proxy, at a special meeting of Cooper shareholders, and the approval by Cooper shareholders of certain other resolutions, and the sanction by the Irish High Court of the Scheme;

•

the approval by the New York Stock Exchange for listing (subject to satisfaction of any conditions to which such approval is expressed to be subject) of the New Eaton shares to be issued in the Acquisition and the Merger;

•	all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or having been terminated, in each case in connection with the Acquisition;

•

to the extent that the Acquisition constitutes a concentration within the scope of Council Regulation (EC) No. 139/2004 (the “EC Merger Regulation”) or is otherwise a concentration that is subject to the EC Merger Regulation, the European Commission having decided that it does not intend to initiate any proceedings under Article 6(1)(c) of the EC Merger Regulation in respect of the Acquisition or to refer the Acquisition (or any aspect of the Acquisition) to a competent authority of an EEA member state under Article 9(1) of the EC Merger Regulation or otherwise having decided that the Acquisition is compatible with the common market pursuant to article 6(1)(b) of the EC Merger Regulation;

•

all required regulatory clearances shall have been obtained and remain in full force and effect and applicable waiting periods shall have expired, lapsed or terminated (as appropriate), in each case in connection with the Acquisition, under the antitrust, competition or foreign investment laws of Canada, the People’s Republic of China, the Republic of China (Taiwan), Russia, South Africa, South Korea and Turkey;

•

no injunction, restraint or prohibition by any court of competent jurisdiction or antitrust order by any governmental authority which prohibits consummation of the Acquisition or the Merger having been entered and which is continuing to be in effect; and

•

the Registration Statement on Form S-4 to be filed by New Eaton in connection with the Transactions having become effective under the Securities Act of 1933 and not being the subject of any stop order or proceedings seeking any stop order.

In addition, each party’s obligation to effect the Acquisition is conditional, among other things, upon:

•	the accuracy of the other party’s representations and warranties in the Transaction Agreement, subject to specified materiality standards; and

•	the performance by the other party of its obligations under the Transaction Agreement in all material respects.

Pursuant to the Transaction Agreement, effective as of the closing of the Transactions, the directors of New Eaton will be (i) the directors of Eaton as of immediately prior to the closing and (ii) two additional directors, who shall be members of the Cooper board of directors as of the date of the Transaction Agreement, which additional directors are to be selected by the governance committee of the Eaton board of directors.

The Transaction Agreement contains customary representations, warranties and covenants by Eaton and Cooper. Cooper has agreed, among other things, subject to certain exceptions, not to solicit any offer or proposal for specified alternative transactions, or to participate in discussions regarding such an offer or proposal with, or furnish any nonpublic information regarding such an offer or proposal to, any person that has made or, to Cooper’s knowledge, is considering making such an offer or proposal. In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Transaction Agreement, all reasonable endeavours to cause the Transactions to be consummated. Subject to certain exceptions, the Transaction Agreement also requires each of Eaton and Cooper to call and hold shareholders’ meetings and requires the boards of directors of Eaton and Cooper to recommend approval of the Transactions.

The Transaction Agreement contains certain customary termination rights, including, among others, (a) the right of either Cooper or Eaton to terminate the agreement if either party’s shareholders fail to approve the Transactions, (b) the right of either Cooper or Eaton to terminate the Transaction Agreement if the board of directors of the other party changes its recommendation to approve the Transactions, (c) the right of Cooper to terminate the Transaction Agreement to enter into an agreement providing for a “Superior Proposal” as defined in the Transaction Agreement, (d) the right of either Cooper or Eaton to terminate the Transaction Agreement if the Scheme shall not have become effective by the date that is nine months after the date of the Transaction Agreement (the “End Date”), subject to certain conditions, provided that the end date shall be extended by an additional three months in certain circumstances and (e) the right of either Cooper or Eaton to terminate the Transaction Agreement due to a material breach by the other party of any of its representations, warranties or covenants, subject to certain conditions. The Transaction Agreement also provides that if the Transaction Agreement is terminated (i) by Cooper following the board of directors of Eaton changing its recommendation to approve the Transactions (except in limited circumstances) or (ii) by Cooper or Eaton following the failure of the Eaton shareholders to approve the Transactions following the board of directors of Eaton changing its recommendation (except in limited circumstances), then Eaton shall pay to Cooper $300,000,000.

Expenses Reimbursement Agreement

In addition, on May 21, 2012, Eaton and Cooper entered into an Expenses Reimbursement Agreement (“ERA”), the terms of which have been approved by the Irish Takeover Panel. Under the ERA, Cooper has agreed to pay to Eaton the documented, specific and quantifiable third party costs and expenses incurred by Eaton in connection with the Acquisition upon the termination of the Transaction Agreement in certain specified circumstances. The maximum amount payable by Cooper to Eaton pursuant to the ERA is an amount equal to one percent of the aggregate value of the issued share capital of Cooper as ascribed by the terms of the Acquisition.

Bridge Credit Agreement

On May 21, 2012, Turlock entered into a 364-day bridge loan credit agreement (the “Bridge Credit Agreement”) among Turlock, New Eaton, Turlock B.V., the guarantors from time to time party thereto, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Administrative Agent”). Under the Bridge Credit Agreement, Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank, N.A. and Citibank, N.A. provides Turlock with unsecured financing in an aggregate principal amount of up to $6,750,000,000 to finance, in part, the cash component of the acquisition consideration and pay certain transaction expenses. The initial borrower under the Bridge Credit Agreement shall be Turlock until such time the Merger and the Transactions are consummated at which point Eaton, after merging with Turlock, shall survive as the borrower. Certain domestic subsidiaries of Eaton shall accede to the Bridge Credit Agreement as guarantors simultaneously with the consummation of the Transaction and within forty days of the acquisition, Cooper and certain of its subsidiaries shall accede to the Bridge Credit Agreement as guarantors.

The closing date of the Bridge Credit Agreement (the “Closing Date”) is conditioned on, among other things, the consummation of the Transactions, accession of certain domestic subsidiaries of Eaton as guarantors, and absence of certain events of defaults under the Bridge Credit Agreement. The commitments automatically terminate on the earlier of the funding and disbursement of the loans to the borrower on the Closing Date, or nine months after May 21, 2012 (or if all but certain regulatory conditions under the Transaction Agreement have been completed, one year after May 21, 2012).

Amounts outstanding under the bridge term facility will bear interest, at the borrower’s option, either (a) at the base rate (defined as the highest of (1) Administrative Agent’s prime rate, (2) the federal funds rate plus 0.50% and (3) the applicable interest rate for a eurodollar loan with a one month interest period beginning on such day plus 1.00%) or (b) at the eurodollar rate plus, in each case, an applicable margin which shall range depending on the debt rating of the borrower and the number of days which the loans remain outstanding from the date of funding. In addition the borrower has agreed to pay (a) a non-refundable ticking fee in an amount equal to 0.125% of the amount of the aggregate commitments in effect from May 21, 2012 through the termination of the aggregate commitments or the Closing Date and (b) a non-refundable duration fee on the 90th, 180th and 270th day after the Closing Date in an amount equal to the Duration Fee Percentage (ranging from 0.50% 90 days after the Closing Date to 1.25% 270 days after the Closing Date) and the aggregate principal amount of the loans outstanding on such day.

The borrower may voluntarily prepay the loans at anytime without premium or penalty. The Bridge Credit Agreement requires mandatory prepayments with the net cash proceeds of certain asset sales or debt or equity issuances subject to customary exceptions, reinvestment rights and minimums. The Bridge Credit Agreement also contains customary events of default, upon the occurrence of which, and so long as such event of default is continuing, the amounts outstanding will accrue interest at an increased rate and payments of such outstanding amounts could be accelerated by the lenders. In addition, the loan parties will be subject to certain affirmative and negative covenants under the Bridge Credit Agreement.

The lenders or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for Turlock, Eaton and their respective affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. In addition, affiliates of certain of the lenders are providing advisory services to Eaton in connection with the Merger.

The foregoing description of the terms of the Transaction Agreement, the Conditions Appendix, the ERA and the Bridge Credit Agreement are only summaries, and do not purport to be complete, and are qualified in their entirety by the complete text of the Transaction Agreement, the Conditions Appendix, the ERA and the Bridge Credit Agreement, copies of which are filed as Exhibits 2.1, 2.2, 2.3 and 10.1 hereto and incorporated herein by reference. Note that the copy of the Transaction Agreement included in Part D of Appendix III to the copy of the Rule 2.5 Announcement furnished by Eaton as Exhibit 99.1 to its Current Report on Form 8-K dated May 21, 2012 contained incorrectly formatted clause numbering; the clause numbering in the copy of the Transaction Agreement filed as Exhibit 2.1 hereto is correct. The documents attached hereto have been included to provide investors with information regarding their terms. The Transaction Agreement and the Bridge Credit Agreement contain representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of the contracts between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of those contracts. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     With respect to the Merger, Section 4985 of the Internal Revenue Code of 1986, as amended, imposes an excise tax equal to the capital gains taxation rate (15% in 2012) (such tax, the “Excise Tax”) on the value of certain stock compensation held at any time during the six months before and six months after the closing of the Merger by individuals who were and/or are directors and/or executive officers of Eaton and subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, during the same period. This Excise Tax applies to all nonqualified stock options, unvested restricted stock awards and other stock-based compensation held by such Eaton executive officers and directors, including its Chief Executive Officer, Chief Financial Officer and other named executive officers, during this twelve month period and becomes effective upon the closing of the Merger. The Eaton board of directors has decided to provide gross-up payments to these executive officers and directors, which, on a net after-tax basis, would put them in the same position as if no such Excise Tax had been applied. These gross-up amounts would be paid following the closing of the Merger, which is subject to adoption of the Transaction Agreement and the Merger by the Company’s shareholders. The actual amounts due to such executive officers and directors will be determinable following the closing of the Merger.

New Eaton will file with the SEC a registration statement on Form S-4 that will include the Joint Proxy Statement of Eaton and Cooper that also constitutes a Prospectus of New Eaton. Additional information regarding these arrangements may be found in such registration statement on Form S-4.

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

New Eaton will file with the SEC a registration statement on Form S-4 that will include the Joint Proxy Statement of Eaton and Cooper that also constitutes a Prospectus of New Eaton. Eaton and Cooper plan to mail to their respective shareholders (and to Cooper Equity Award Holders for information only) the Joint Proxy Statement/Prospectus (including the Scheme) in connection with the transactions. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/
PROSPECTUS (INCLUDING THE SCHEME) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EATON, COOPER, NEW EATON, THE TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Prospectus (including the Scheme) and other documents filed with the SEC by New Eaton, Eaton and Cooper through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Joint Proxy Statement/Prospectus (including the Scheme) and other documents filed by Eaton and New Eaton with the SEC by contacting Eaton Investor Relations at Eaton Corporation, 1111 Superior Avenue, Cleveland, OH 44114 or by calling (888) 328-6647, and will be able to obtain free copies of the Joint Proxy Statement/Prospectus (including the Scheme) and other documents filed by Cooper by contacting Cooper Investor Relations at c/o Cooper US, Inc., P.O. Box 4466, Houston, Texas 77210 or by calling (713) 209-8400.

PARTICIPANTS IN THE SOLICITATION

Cooper, Eaton and New Eaton and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of Cooper and Eaton in respect of the transactions contemplated by the Joint Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of Cooper and Eaton in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the SEC. Information regarding Cooper’s directors and executive officers is contained in Cooper’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Proxy Statement on Schedule 14A, dated March 13, 2012, which are filed with the SEC. Information regarding Eaton’s directors and executive officers is contained in Eaton’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Proxy Statement on Schedule 14A, dated March 16, 2012, which are filed with the SEC.

EATON SAFE HARBOR STATEMENT

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Eaton, New Eaton, the Acquisition and other transactions contemplated by the Transaction Agreement, our acquisition financing, our long-term credit rating and our revenues and operating earnings. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Eaton or New Eaton, based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of our control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include adverse regulatory decisions; failure to satisfy other closing conditions with respect to the Acquisition; the risks that the new businesses will not be integrated successfully or that we will not realize estimated cost savings and synergies; our ability to refinance the bridge loan on favorable terms and maintain our current long-term credit rating; unanticipated changes in the markets for our business segments; unanticipated downturns in business relationships with customers or their purchases from Eaton; competitive pressures on our sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. We do not assume any obligation to update these forward-looking statements.

No statement in this communication is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Eaton.

STATEMENT REQUIRED BY THE TAKEOVER RULES

The directors of Eaton accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Eaton (who have taken all reasonable care to ensure such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

Persons interested in 1% or more of any relevant securities in Eaton or Cooper may from the date of this announcement have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended).

Item 9.01	Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1	Transaction Agreement, dated as of May 21, 2012, by and among Eaton Corporation, Cooper Industries plc, Abeiron Limited, Comdell Limited, Turlock B.V. and Turlock Corporation.

2.2	Part A of Appendix III to Rule 2.5 Announcement, dated May 21, 2012 (Conditions of the Acquisition and the Scheme).

2.3	Expenses Reimbursement Agreement, dated as of May 21, 2012, by and between Cooper Industries plc and Eaton Corporation.

10.1	Bridge Credit Agreement, dated as of May 21, 2012, among Turlock Corporation, Abeiron Limited, Turlock B.V., the guarantors from time to time party thereto, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION

By:	/s/ R. H. Fearon
Name:	R. H. Fearon
Title:	Vice Chairman and Chief Financial and Planning Officer

Date: May 24, 2012